EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Roy Krause                 Press Contact: Liza Fiore
                  (954) 489-6225                            (954) 938-7736

INTERIM ANNOUNCES PLANS TO DIVEST ITS HEALTHCARE DIVISION

     FT. LAUDERDALE, Fla., June 30, 1997 - Interim Services Inc. (NYSE: IS) today announced it has reached a definitive agreement to sell its Interim HealthCare business to Cornerstone Equity Investors for $134 million. Interim Services Inc. will use the net proceeds of the transaction, which is expected to close within 90 days, to reduce debt.

     Interim HealthCare is one of North America's largest providers of home nursing and other specialized health care services. It has approximately 400 offices throughout the United States and Canada, with 1996 revenues of $230 million.

     Interim Services Inc. President and CEO Ray Marcy commented, "The divestment of our HealthCare Division was pursued in order to maximize shareholder value. The HealthCare Division has been increasingly viewed as non-core and less synergistic with our more rapidly growing Commercial Division.

     "The divestment will enable senior management to more narrowly focus on opportunities within the Commercial sector, which we believe will further accelerate the growth of Interim Services Inc. going forward. With Cornerstone's successful history in the health care field, we also anticipate Interim HealthCare will have increased opportunity for growth and development in the near future."

     Revenues for the Commercial Division of Interim have grown at a compound annual growth rate of 31% from 1994 to 1996. Commercial Division 1997 revenues are expected to reach approximately $1.4 billion, as compared to $916 million in 1996.

     "Perhaps even more significant than the Commercial Division growth rates over the past three years, is the transformation Interim has made from being viewed as a temporary help supplier to a human resource solution for our clients," said Marcy.

     Since its initial public offering in January 1994, Interim has dramatically expanded into the areas of information technology, legal and accounting, as well as workforce management, through Interim On-Premise. More recently the company has also focused on developing a significant presence in executive search, recruiting, outplacement and career consulting, as well as in international markets. In June 1997 Interim acquired Michael Page, a premier staffing and recruitment company operating exclusively in the professional services arena throughout eight countries in Europe and Asia.

     Looking forward, Interim Services Inc. 1997 revenues, exclusive of the HealthCare Division, are expected to be 53% Commercial Staffing and 47% Professional Services. This puts Interim on track to exceed $600 million in Professional Services revenues in 1997, making it one of the largest international providers of professional skills. Commercial Staffing includes clerical, administrative, light industrial and On-Premise business; and Professional Services focuses on technology, accounting and finance, legal, human resources, marketing and sales, search and outplacement.

     Alex. Brown & Sons Incorporated was retained by Interim to act as investment adviser for this transaction.

     Interim Services Inc., based in Ft. Lauderdale, Fla., is a leading provider of human resource solutions. It had 1996 revenues of $1.1 billion, and currently operates 1000 offices throughout North America, Europe and Asia. Information on Interim Services Inc. is available at website: http://www.interim.com.

     Cornerstone Equity Investors, based in New York, is a leading equity investment firm which sponsors management buyouts of growth companies. With more than $1 billion in capital under management, Cornerstone has a long history of successful health care investments.

     This press release contains certain forward-looking statements regarding the prospects of Interim Services Inc. which involve risks and uncertainties. The company's actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth in the company's reports on Forms 10-K, 10-Q and 8-K made under the Securities Exchange Act of 1934. In addition, changes in market, business or economic conditions, fluctuations in currency exchange rates or significant acquisitions or other transactions could create material differences in the results anticipated in these forward-looking statements.

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

INVESTOR FACT SHEET

CONTACT: Roy Krause, (954) 489-6225

Interim Services Inc. today announced the signing of a definitive agreement to sell the assets of its HealthCare Division, Interim HealthCare, to Cornerstone Equity Investors IV, L.P. for $134 million in cash.

INTERIM COMMERCIAL DIVISION - FIRST QUARTER 1997 REVENUES AND OFFICE COUNT
As of the first quarter 1997, the Commercial Division had revenues of $257.1 million, sales of $308.9 million. It had 634 offices in North America, Europe and Asia.

INTERIM COMMERCIAL DIVISION - ESTIMATED FULL-YEAR 1997 REVENUES AND OFFICE COUNT Commercial Division full-year 1997 revenues are estimated to be approximately $1.4 billion, sales are estimated to be approximately $1.7 billion.


HISTORICAL FINANCIAL ANALYSIS OF INTERIM COMMERCIAL DIVISION:(1)

* COMMERCIAL DIVISION, WHICH INCLUDES COMMERCIAL STAFFING BUSINESS UNIT (CLERICAL, LIGHT INDUSTRIAL AND ON-PREMISE) AND PROFESSIONAL SERVICES BUSINESS UNIT (TECHNOLOGY, ACCOUNTING/FINANCE, LEGAL, HUMAN RESOURCES AND SEARCH) HAD:

  --> REVENUE CAGR OF 30.56% FROM 1994 TO 1996

      * COMMERCIAL STAFFING REVENUE GROWTH OF 17.82% FROM 1994 TO 1996

      * PROFESSIONAL SERVICES REVENUE GROWTH OF 75.23% FROM 1994 TO 1996

  --> EBITDA CAGR OF 44.21% FROM 1994 TO 1996

  --> STRONG INCREASES IN HISTORICAL PROFIT MARGINS

      * GROSS PROFIT MARGIN - IMPROVEMENT OF 169 BASIS POINTS SINCE 1994 (26.07% IN 1994 TO 27.76% IN 1996)

      * EBITDA MARGIN - IMPROVEMENT OF 113 BASIS POINTS SINCE 1994 (5.12% IN 1994 TO 6.25% IN 1996)

PROJECTED FINANCIAL ANALYSIS OF INTERIM COMMERCIAL DIVISION:

  --> Revenue growth of 52.31% from 1996 to 1997E

      * Commercial Services revenue growth of 21.38% from 1996 to 1997E

      * Professional Services revenue growth of 112.67% from 1996 to 1997E

---------------

(1) Supporting data shown in following pages. Financial information taken from the Company's consolidated audited financial statements for the years 1994 through 1996, audited divisional financial statements for the years 1994 through 1996 for the Healthcare Division, and derived from unaudited March 29, 1996 and March 28, 1997 quarterly financial statements for both the Company and the Healthcare Division. Healthcare divisional financial statements have been prepared from the separate records maintained by Healthcare Division and may not necessarily be indicative of the conditions which would have existed or the results of operations if the division had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from corporate headquarter items applicable to the Company as a whole.

PROFESSIONAL SERVICES PROFILE:

Interim Professional Services, with revenues estimated to exceed $600 million in 1997, is one of the largest providers of professional staffing and consulting services in the world, operating with a broad range of skills in ten countries around the world.

   RANKING OF PUBLICLY-TRADED SPECIALTY STAFFING COMPETITORS 1996 REVENUES(2)

                                                         Fiscal
                                                          Year        Revenue
Specialty Staffing Ranking                                Ended       ($000s)
----------------------------------------------------  ------------  ------------

1  Robert Half                                         Dec-96            898,635
2  Interim - Professional Services                     Dec-96            532,000
3  Keane                                               Dec-96            467,090
4  Computer Task Group                                 Dec-96            365,076
5  Analysts International                              Jun-96            329,544
6  Computer Horizons                                   Dec-96            233,858
7  Source Services                                     Dec-96            204,748
8  Alternative Resources                               Dec-96            196,728
9  Ciber                                               Jun-96            156,873
10 The Registry                                        Jun-96            145,588
11 Romac                                               Dec-96             94,210
12 On Assignment                                       Dec-96             88,188
13 Data Processing Resources                           Jul-96             58,145
14 Data Dimensions                                     Dec-96             14,835

---------------

(2) Source: annual financial information from company 10-K filings.

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

                                          INTERIM COMMERCIAL DIVISION

PRO FORMA SUMMARY HISTORICAL FINANCIAL INFORMATION

In Millions of Dollars
                                        1994        1995         1996         1Q96       1Q97        1997E
                                    -----------  ----------  ------------  ---------  ----------  ------------

Sales                               $     708.6  $    832.4  $    1,128.4  $   251.5  $    308.9  $    1,650.0

Revenue
     Commercial Staffing                  436.2       518.1         605.5      136.6       161.4         735.0
     Professional Services                101.1       138.9         310.3       70.9        95.6         660.0
                                    -----------  ----------  ------------  ---------  ----------  ------------
          Total Revenue                   537.3       657.0         915.9      207.5       257.1       1,395.0
Direct Cost                               339.4       418.5         576.2      130.0       159.4
                                    -----------  ----------  ------------  ---------  ----------
     Gross Margin                         197.9       238.5         339.7       77.5        97.7
Other Direct Cost                          57.8        62.1          85.5       20.4        25.4
                                    -----------  ----------  ------------  ---------  ----------
     Gross Profit                         140.1       176.4         254.2       57.1        72.3
Total Operating Expense                   122.3       151.3         211.9       48.6        61.6
                                    -----------  ----------  ------------  ---------  ----------
EBIT                                       17.8        25.1          42.3        8.5        10.7
EBITDA                              $      27.5  $     36.4  $       57.2  $    12.1  $     15.2

Margin Analysis
     Gross Profit Margin                 26.07%      26.85%        27.76%     27.51%      28.11%
     Service Gross Profit Margin         25.10%      26.06%        27.05%     26.87%      27.52%
     Total Operating Expense             22.76%      23.02%        23.14%     23.44%      23.96%
     EBIT Margin                          3.31%       3.82%         4.62%      4.08%       4.15%
     EBITDA Margin                        5.12%       5.54%         6.25%      5.83%       5.90%

Growth Analysis
     Sales                                           17.47%        35.56%                 22.84%        46.22%
     Commercial Staffing                             18.78%        16.87%                 18.14%        21.38%
     Professional Services                           37.40%       123.49%                 34.93%       112.67%
     Total Revenue                                   22.28%        39.40%                 23.88%        52.31%
     Gross Profit                                    25.90%        44.14%                 26.57%
     Operating Expense                               23.68%        40.09%                 26.63%
     EBIT                                            41.17%        68.58%                 26.24%
     EBITDA                                          32.35%        57.13%                 25.31%

CAGR
     Sales                                                         26.19%                               32.54%
     Commercial Staffing                                           17.82%                               18.99%
     Professional Services                                         75.23%                               86.92%
     Total Revenue                                                 30.56%                               37.44%
     Gross Profit                                                  34.71%
     Operating Expense                                             31.63%
     EBIT                                                          54.27%
     EBITDA                                                        44.21%

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
                           INTERIM COMMERCIAL DIVISION

OFFICE GROWTH ANALYSIS(3)

The following tables present summaries of office location growth.

                                           At the Year End December
                               ------------------------------------------------
                                 1994      1995      1996      1997E     CAGR
                               --------  --------  --------  --------  --------

Commercial Staffing Offices         375       445       482       510    10.79%
Professional Services Offices        24        60       111       200   102.74%
Combined Offices                    399       505       593       710    21.18%

                                           At the Year Ended December
                               ------------------------------------------------
                                 1994      1995      1996      1997E     CAGR
                               --------  --------  --------  --------  --------

Branch Offices                      156       206       283       389    35.60%
Licensed Offices                    139       174       176       182     9.40%
Franchised Offices                  104       125       134       139    10.15%
Total Offices                       399       505       593       710    21.18%

---------------

(3) Branch office total will differ from 10-K because the 10-K restates historical office count for the acquisition of Brandon Systems in May of 1996.

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
                COMMERCIAL DIVISION - 1997 ESTIMATED BUSINESS MIX

                                  [PIE CHART]

                                By Business Unit

                        Professional Services ..... 47%
                        Commercial Staffing ....... 53%


                                  [PIE CHART]

                          Profesional Services Detail

                        Out-placement .............  1%
                        Legal .....................  4%
                        Accounting/Finance ........  9%
                        Search ....................  9%
                        Technology ................ 24%
                        Commercial Staffing ....... 53%


                                  [PIE CHART]

                                  By Geography

                        Australia/Asia ............  2%
                        Europe .................... 10%
                        North America ............. 88%

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